UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment 7 to
FORM S‑1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Registration No. 333-223075

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
IN RESPECT OF

THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY ACCOUNT
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

22-1211670
(I.R.S. Employer Identification Number)

c/o The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102‑3777, (800) 778-2255
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

Jordan K. Thomsen, Vice President and Corporate Counsel
The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102‑3777, (800) 778-2255
(Name, address, including zip code, and telephone number, including area code, of agent for service)

April 13, 2022
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 7 on Form S-1 to amend its S-1 registration statement (Registration No. 333-223075), filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2018 and declared effective on May 1, 2018 (the “Registration Statement” or the “S-1”), to deregister all securities registered pursuant to the Registration Statement. The Form S-1 pertains to the registration of $28,000,000 in units of interest in the real property separate account. As of the date of this Post-Effective Amendment, $17,041,789 units of interest are unissued pursuant to the S-1. The Offering described in the S-1 has terminated. Accordingly, the Registrant is filing this Amendment to deregister all such securities of The Prudential Insurance Company of America registered under the Registration Statement that remain unsold as of the effective date of this Amendment, which deregistration is in compliance with the Registrant’s undertaking in Part II, Item 17(1)(3) of the Registration Statement providing that the Registrant remove any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on the 13th day of April, 2022.

The Prudential Insurance Company of America
In Respect of

The Prudential
Variable Contract Real Property Account

By:	/s/ Jordan K. Thomsen
Jordan K. Thomsen
Vice President and Corporate Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 13th day of April, 2022.

Signature and Title

/s/ *
Charles F. Lowrey
Chairman, CEO, President, and Director

/s/ *	*By:	/s/ Jordan K. Thomsen
Robert M. Falzon		Jordan K. Thomsen
Vice Chair and Director		(Attorney-in-Fact)

/s/ *
Kenneth Y. Tanji
Executive Vice President and Chief Financial Officer

/s/ *
Robert D. Axel
Senior Vice President, Principal Accounting Officer and Controller

/s/ *
Thomas J. Baltimore
Director

/s/ *
Gilbert F. Casellas
Director

/s/ *
Martina Hund-Mejean
Director

/s/ *
Wendy Elizabeth Jones
Director

/s/ *
Karl J. Krapek
Director

/s/ *
Peter R. Lighte
Director

/s/ *
George Paz	*By:	/s/ Jordan K. Thomsen
Director		Jordan K. Thomsen
(Attorney-in-Fact)
/s/ *
Sandra Pianalto
Director

/s/ *
Christine A. Poon
Director

/s/ *
Douglas A. Scovanner
Director

/s/ *
Michael A. Todman
Director